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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


1. SpectraSite Communications, Inc. ("SCI"), a Delaware corporation and wholly owned subsidiary of the Registrant.

2. Tower Asset Sub, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

3. Stainless, Inc., a Pennsylvania corporation and wholly owned subsidiary of SCI.

4. Doty-Moore Tower Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

5. Doty-Moore Equipment, Inc., a Texas corporation and wholly owned subsidiary of SCI.

6. Doty Moore RF Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

7. SpectraSite Broadcast Technical Services, Inc. ("SBTS"), a Delaware corporation and wholly owned subsidiary of SCI.

8. SpectraSite Broadcast Fabrication, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

9. SpectraSite Broadcast Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

10. SpectraSite Communications Limited, an England and Wales corporation and wholly owned subsidiary of SCI.

11. California Tower, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

12. Apex Site Management Holdings, Inc. ("Apex Holdings"), a Delaware corporation and wholly owned subsidiary of SCI.

13. SpectraSite Building Group, Inc. f/k/a Apex Site Management, Inc. ("Apex"), a Delaware corporation and wholly owned subsidiary of Apex Holdings.

14. Metrosite Management, LLC, an Arkansas limited liability company and wholly owned subsidiary of Apex.

15. Apex Site Management - Canada/ Inc., a Delaware corporation and wholly owned subsidiary of Apex.

16. Westower Corporation ("Westower"), a Washington corporation and wholly owned subsidiary of SCI.

17. SpectraSite Construction, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

18. Westower Design, Inc., a Florida corporation and wholly owned subsidiary of Westower.

19. Westower Leasing, Inc., a Wyoming corporation and wholly owned subsidiary of Westower.

20. Westower Communications Ltd. ("Westower LTD"), a Canadian Federal corporation and wholly owned subsidiary of Westower.

21. Westower Leasing Canada Inc., a Canadian Federal corporation and wholly owned subsidiary of Westower.

22. Acier Filteau Inc., a Province Quebec corporation and wholly owned subsidiary of Westower LTD.

23. Jovin Telecommunications, Inc., a Canadian Federal corporation and wholly owned subsidiary of Westower LTD.

24. Westower Highlight de Brazil, a Brazil corporation and 60% owned by Westower.

25. LST Companies, Inc. ("LST"), a Delaware corporation and wholly owned subsidiary of SCI.


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26.     L & T Communications, Inc. ("L & T"), a Missouri corporation and wholly owned subsidiary of LST.

27. Spurs of Missouri, Inc., a Missouri corporation and wholly owned subsidiary of L & T.

28. Lodestar Towers, Inc. ("Lodestar"), a Florida corporation and wholly owned subsidiary of LST.

29. Lodestar New Orleans, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

30. Lodestar Realty, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

31. Lodestar Site Management, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

32. Lodestar Tower Charlotte, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

33. Lodestar Tower Jacksonville, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

34. Lodestar Tower North Palm Beach, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

35. Lodestar Tower Orlando, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

36. Lodestar Tower St. Louis, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

37. Lodestar Tower St. Petersburg, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

38. Lodestar Towers California, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

39. Lodestar Towers Central, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

40. Lodestar Towers Mid-Atlantic, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

41. Lodestar Towers Mt. Harvard, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

42. Lodestar Towers Northeast, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

43. Lodestar Towers Southeast, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

44. SNE, LLC, a Rhode Island limited liability company and wholly owned subsidiary of SCI.

45. Southern Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

46. Tower Engineering Consultants, Inc., a Washington corporation and wholly owned subsidiary of SBTS.

47. SpectraSite Mexico Holdings, Inc. ("Mexico Holdings"), a Delaware corporation and wholly owned subsidiary of SCI.

48. SpectraSite Communications Mexico, S. de R.L. de C.V., a United Mexican States corporation. 99% owned by SCI and 1% owned by Mexico Holdings.

49. Sierra Towers de Mexico, S. de R.L. de C.V., a United Mexican States corporation. 99.9% owned by Mexico Holdings and .01% owned by Stephen H. Clark.

50. Infracom, S.A. de C.V., a United Mexican States corporation. 99.9% owned by SCI and .01% owned by Eduardo Fernandez Levy.

51. SpectraSite Wireless Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

52. Tower Asset Sub II, Inc., a Delaware corporation and wholly owned subsidiary of SCI.


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53.     SpectraSite International, Inc. ("International"), a Delaware
        corporation and wholly owned subsidiary of the Registrant.

54. SpectraSite Transco Communications Limited, an England and Wales corporation. 50% owned by International.